                                                                     EXHIBIT 3.2


                    SOUTH TEXAS DRILLING & EXPLORATION, INC.

                               A Texas Corporation

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

         Section 1.01. Principal Office. The principal office of the corporation shall be in the City of San Antonio.

         Section 1.02. Other Offices. The corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.01. Place of Annual Meetings. All annual meetings of the shareholders shall be held in the City of San Antonio, Texas, or any other place either within or without the State of Texas as the directors may designate. Special meetings of the shareholders may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

         Section 2.02. Date of Annual Meeting. Annual meetings of the shareholders shall be held each year on the second Friday in May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:
00 a.m., at Which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 2.03. Special Meetings. Special meetings of the shareholders, or any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning at least one-tenth in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes or the proposed meeting and such meeting shall be confined to such purposes.

         Section 2.04. Notice. Notices of meetings shall be in writing and signed by the president or vice president, or the secretary, or an assistant secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without this state, where it is to be held. A copy of such notice shall be either delivered personally or shall be mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than (50) days before such meeting. If mailed, it shall be directed to a shareholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the United States mail for transmission to such shareholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

         Section 2.05. Business. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         Section 2.06. List of Shareholders. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 2.07. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or shareholders representing a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented by proxy any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.08. Power of Shareholders. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation or of these bylaws a different vote is required, in which case such express provision shall govern and control the decision of the question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.09. Voting of Shares. Except as hereinafter provided, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation. At all elections of directors each holder of shares of stock possessing voting power shall be entitled to vote in person or by proxy for the number of shares of stock held by him, for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted. At all corporation meetings, the manner of voting shall be by ballot, by voice vote, or by a showing of hands, at the discretion of the chairman of the meeting.

         Section 2.10. Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such written instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of eleven months from the date of its execution unless the person executing it specifies therein the length any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

         Section 2.11. Unanimous Consent. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statures or of the articles of incorporation, the meeting and vote of the shareholders may be dispensed with, if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

         Section 2.12. Telephone Meetings. Subject to the pro visions required or permitted by statute or these bylaws for notice, the shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. A written record of any such meeting shall thereafter be prepared and placed in the minute book of the corporation.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.01. Number and Terms. The number of directors which shall constitute the whole board shall be five (5). The number of directors may from time to time be increased or de creased to not less than one (1) by amendment to these bylaws, provided that any such decrease does not shorten the term of any incumbent director. The directors shall be elected at the annual meeting of the shareholders, and except as provided in Section 3.02 of this article, each director elected shall hold office until his successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. Directors need not be shareholders or residents of the State of Texas.

         Section 3.02. Vacancies. Vacancies may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of his or their resignation to the board, effective at a future date, the board shall have the power to fill the vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

         Section 3.03. Authority of Directors. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

         Section 3.04. Directors' Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Texas.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 3.05. Annual Meetings. The first meeting of each newly elected board of directors shall be held at the place of and immediately following the annual meeting of shareholders, unless otherwise fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place above provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 3.06. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

         Section 3.07. Special Meetings. Special meetings of the board of directors may be called by the president, and shall be called by the president or secretary on the written request of two (2) directors. Written notice of the time and place of special meetings of the board of directors shall be given to each director at least three days before the date of the meeting.

         Section 3.08. Quorum. At all meetings of the board of directors, a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute or by the articles of incorporation or by these bylaws. If a quorum is present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         Section 3.09. Unanimous Consent. Whenever the vote of the directors at a meeting thereof or at the meeting of the executive committee or any other committee is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the articles of incorporation, the meeting and vote of the directors, the executive committee, or any other committee, as the case may be, who have been entitled to vote upon such corporate action being taken. Such consent shall have the same force and effect as an unanimous vote at a regularly called meeting, and may be stated as such in any document or instrument filed with the Secretary of State. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the corporation.

         Section 3.10. Telephone Meetings. Subject to the pro visions required or permitted by statute or these bylaws for notice, the directors or the members of the executive committee or any other committee may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a director participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. A written record of any such meeting shall thereafter be prepared and placed in the minute book of the corporation.

                                   COMMITTEES

         Section 3.11. Creation. The board of directors may, by resolution adopted by a majority of the whole board, designate an executive committee and one or more other committees each to consist of two or more directors of the corporation.

         Section 3.12. Authority. The executive committee and other committees, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute or by the articles of incorporation.

         Section 3.13. Minutes. The executive committee and other committees shall keep regular minutes of their proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee and other committees shall be placed in the minute book of the corporation.

         Section 3.14. Removal of Members. Any member of the executive committee or any other committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

         Section 3.15. Potential Liability. The designation of an executive committee, other committee and the delegation of authority to it shall not operate to relieve the board of directors, or any members thereof, of any responsibility imposed upon it or him by law.

                            COMPENSATION OF DIRECTORS

         Section 3.16. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or any other committee may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

         Section 4.01. Delivery. Notices to directors and share holders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram and shall be deemed to be given at the time when the same shall be delivered to the telegraph office for transmission.

         Section 4.02. Waiver. Whenever any notice whatever is required to be given to a shareholder or director under the provisions of the statutes, of the articles of incorporation or by these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto to the giving of such notice. Attendance of a director at a directors' meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

         Section 5.01. Selection of Officers. The officers of the corporation shall be chosen by the board of directors and may include a chairman and chief executive officer, a president, a vice president, a controller, a secretary and a treasurer. Any person may hold two or more offices except that the offices of president and secretary shall not be held by the same person. No officer or agent need be a shareholder, a director, or resident of Texas.

         Section 5.02. Necessary Officers. The board of directors at its first meeting after each annual meeting of shareholders may choose a chairman from among the directors, and shall choose a president, a secretary and a treasurer, none of whom need be a member of the board.

         Section 5.03. Additional Officers. The board of directors may appoint additional vice presidents and assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 5.04. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5.05. Terms of Office. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

         Section 5.06. Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER

         Section 5.07. The chairman and chief executive officer shall be the ranking and managing executive officer of the corporation. He shall preside at meetings of the board of directors and of the shareholders unless he shall be absent and he shall have power to call special meetings of the shareholders and the directors for any purpose or purposes, appoint and discharge, subject to the approval or review by the board of directors, employees and agents of the corporation and fix their compensation, make and sign contracts and agreements in the name and on behalf of the corporation. The chairman and chief executive officer shall put into operation such business policies of the corporation as shall be decided upon by the board. In carrying out the business policies of the general management and control of the business and affairs of the corporation, and the chairman and chief executive officer in carrying out such business policies is given the necessary authority to discharge such responsibility. He shall see that the books, reports, statements and certificates required by the statutes under which the corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law. The chairman and chief executive officer shall, in general, have supervisory power over the other officers, the executive committee and any other committees and the business activities of the corporation subject to the approval or review of the board of directors; and he shall generally do and perform all acts incident to the office of chairman and chief executive officer or which are authorized or required by law.

                                  THE PRESIDENT

         Section 5.08. The president, in the absence or disability of the chairman and chief executive officer of the corporation, shall perform the duties and exercise the power of the chairman and chief executive officer. The president shall generally assist the chairman and chief executive officer and exercise such other powers and perform such other duties as are delegated to him by the chairman and chief executive officer and as the board of directors may prescribe. The principal duties of the president are to negotiate drilling contracts, schedule drilling rigs, supervise field work, and handle customer relations.

                               THE VICE PRESIDENT

         Section 5.09. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the power of the president. They shall also generally assist the president and exercise such other powers and perform such other duties as are delegated to them by the president and as the board of directors shall prescribe.

                                 THE CONTROLLER

         Section 5.10. Custody of Funds. The controller shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The controller shall also maintain an accounting of the financial condition of the corporation.

         Section 5.11. Surety Bond. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 5.12. Additional Duties. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chairman and chief executive officer may from time to time delegate.

                                  THE SECRETARY

         Section 5.13. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

         Section 5.14. Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

                                  THE TREASURER

         Section 5.15. Disbursal. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at the regular meeting of the board, or when the board of directors so requires, an account of all his transactions as treasurer.

         Section 5.16. Surety Bond. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 5.17. Additional Duties. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

                               THE GENERAL COUNSEL

         Section 5.18. A general counsel for the corporation shall be appointed annually by the board of directors, on a basis of compensation to be set by the board. The board may appoint an individual or a law firm as the general counsel of the corporation, as it may elect. If a law firm should be selected, then one member thereof shall be designated as the particular lawyer in such firm whose personal services are contemplated. The general counsel shall, when called upon, counsel and advise with the officers of the corporation on any legal matters which may arise in the conduct of the business of the corporation, shall handle all claims and litigation involving the corporation, and shall perform such further legal services as may be contemplated in the contract of employment.

                                   ARTICLE VI

                 OFFICERS' AND DIRECTORS' SERVICES, CONFLICTING
                          INTERESTS AND INDEMNIFICATION

         Section 6.01. Services. No director and, unless otherwise determined by the board of directors, no officer of the corporation shall be required to devote his time or any particular portion of his time or render services or any particular services exclusively to the corporation. Each and every director and, unless otherwise determined by the board of directors, each and every officer of the corporation shall be entirely free to engage, participate and invest in any and all such businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of the corporation, without breach of duty to the corporation or to its shareholders and without accountability or liability to the corporation or to its shareholders in any event or under any circumstances or conditions.

         Each and every director and, unless otherwise determined by the board of directors, each and every officer of the corporation shall, respectively, be entirely free to act for, serve and represent any other corporation or corporations, entity or entities, and any person or persons, in any capacity or capacities, and be or become a director or officer, or both, of any other corporation or corporations, entity or entities, irrespective of whether or not the business, purposes, enterprises and activities, or any of them, thereof be similar or dissimilar to the business, purposes enterprises and activities, or any of them, of the corporation, without breach of duty to the corporation or to its shareholders and without accountability or liability of any character or description to the corporation or to its shareholders in any event or under any circumstances or conditions.

         Section 6.02. Directors' and Officers' Interests in Contracts. No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any firm or partnership of which one or more of its directors or officers are members or employees or in which they are otherwise interested, or between the corporation and any other corporation or association or other entity in which one or more of the directors or officers of the corporation are share holders, members, directors, officers or employees or in which they are otherwise interested, shall be void or voidable by reason of or as a result of such connection with or holding an office or offices as a director or officer of the corporation or such interest in or in connection with such other firm, partner ship, corporation, association or other entity, notwithstanding the presence of such director or directors, officer or officers, at the meeting of the board of directors of the corporation which acts upon or in reference to any such contract or other transaction, and notwithstanding his or their participation in such action, if (a) the fact of such interest shall be disclosed or known to the board of directors and the board of directors shall authorize, approve or ratify such contract or other transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote, or if (b) the fact of such interest shall be disclosed or known to the shareholders and the shareholders either by written consent or by vote of holders of record of a majority of all the outstanding shares of stock entitled to vote, shall authorize, approve or ratify such con tract or other transaction; nor shall any director or officer be responsible to, or liable to account to the corporation for any profit realized by or from or through any such contract or other transaction of the corporation so authorized, ratified or approved, by reason of such interest or his being or having been a director or officer, or both, of the corporation. Nothing herein contained shall create responsibility or liability in or in connection with any such event or events or prevent the transactions in any other manner permitted by law or by statute. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

         Section 6.03. Non-Liability of Directors and Officers in Certain Cases. No director or officer or member of the executive committee or any other committee shall be liable for his acts as such if he is excused from liability under any present or future provision or provisions of the Texas Business Corporation Act; and, in addition, to the fullest extent now or hereafter permitted by the Texas Business Corporation Act, each officer or 'director or member of any committee shall in the discharge of any "duty imposed or power conferred upon him by the corporation, be fully protected if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of an attorney for the corporation, the books of account or reports made to the corporation by any of its officials or by an independent certified public accountant or by an appraiser selected with reasonable care by the board of directors or by such committee, or in reliance upon other records of the corporation.

         Section 6.04. Indemnification of Directors and Officers. The power of the corporation to indemnify and insure its directors, officers, agents and other persons shall be coextensive with a corporation's maximum power under
Article 2.021 of the Texas Business Corporation Act entitled "Power to Indemnify and to Purchase Indemnification Insurance; Duty to Indemnify", TEX. BUS. CORP. ACT. ANN. art. 2.021 (Vernon Supp. 1983), as such Article exists or shall be from time to time amended. The text of Article 2.021 or any successor article or statutory indemnification and insurance provision is expressly incorporated herein.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

         Section 7.01. Requirements. Every shareholder shall be entitled to have a certificate signed by the chairman and chief executive officer, president or a vice president of the corporation, and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. if the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, option or other special rights of the various classes of stock or series thereof and the qualification, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock, and, if the corporation shall be authorized to issue only shares of special stock, such certificate shall set forth in full or summarize the rights of the holders of such shares of stock.

         Section 7.02. Facsimiles. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, or registered by a registrar, then a facsimile of the signatures of the officers or agents of the corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. in case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the corporation.

                                LOST CERTIFICATES

         Section 7.03. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                TRANSFER OF STOCK

         Section 7.04. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. A record shall be made of each transfer.

                            CLOSING OF TRANSFER BOOKS

         Section 7.05. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books be closed for a period not to exceed fifty (50) days. If such books be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, then such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 7.05, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                             REGISTERED SHAREHOLDERS

         Section 7.06. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such .owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas, the articles of incorporation or these bylaws.

                                  ARTICLE VIII

                          GENERAL PROVISIONS DIVIDENDS

         Section 8.01. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

         Section 8.02. Reserves. Before any payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserves in the manner in which it was created.

                                     CHECKS

         Section 8.03. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other persons or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         Section 8.04. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

         Section 8.05. The corporate seal shall have inscribed thereon the name of the corporation and the words "San Antonio, Texas." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE IX

         Section 9.01. Any security of the corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the securities or Blue Sky laws of any state, shall not be transferable or the subject of a sale or pledge until the corporation has been furnished with an opinion of counsel for such shareholder satisfactory to counsel for the corporation that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the securities or Blue Sky laws or any state having jurisdiction. The certificate representing the security shall bear substantially the following legend: "The shares evidenced and represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities or Blue Sky laws of any state. Transfer or sale of the shares evidenced and represented by this certificate shall not be made without the prior written approval of the Company and its counsel."

         Section 9.02. Any security of the corporation that is issued to any person pursuant to an agreement, which in any way restricts the transfer of such security, shall be restricted as to such transfer by noting conspicuously on the certificate representing the security a legend which shall indicate such restriction against transferability and the appropriate officers of the corporation shall cause to be placed on such security a stop transfer order subject to the terms and conditions of such agreement.

                                   ARTICLE X

                                   AMENDMENTS

         Section 10.01. These bylaws may be altered, amended or repealed at any regular or special meeting of the board of directors.

                                   /s/ Robert R. Marmor
                                   ----------------------------------------
                                   Chairman and Chief Executive Officer


/s/ Mary L. Kilgore
--------------------------------
Secretary